Exhibit 99.1

LeMaitre Q3 2017 Sales $24.8mm (+7%), Record EPS $0.25 (+49%)

BURLINGTON, MA, October 26, 2017 - LeMaitre Vascular, Inc. (Nasdaq:LMAT), a provider of vascular devices, implants and services, today reported Q3 2017 results, provided guidance, and announced a $0.055/share dividend.

Q3 2017 Results

•	Sales of $24.8mm, +7% vs. Q3 2016

•	Operating income of $5.1mm, -5%

•	Record net income of $5.0mm, +56%

•	Record earnings per diluted share of $0.25, +49%

•	Cash & equivalents up $7.4mm during the quarter to a record $37.5mm

Q3 2017 sales of $24.8mm increased 7% (-2% organic) vs. Q3 2016. Allografts and shunts led growth. Sales in the Americas were up 6% while international sales increased 8%.

Gross margin decreased to 70.8% in Q3 2017 from 73.3% in Q3 2016, primarily due to product and geographic mix.

Operating expenses in Q3 2017 were $12.5mm, a 7% increase vs. the year-earlier quarter, driven largely by increased general and administrative expenses.

George W. LeMaitre, Chairman and CEO said, “We continue to pursue 10% annual reported sales growth and 20% annual operating income growth.”

Business Outlook

	Previous Guidance (7/27/2017)	Current Guidance

Q4 2017 Sales	N/A	$25.8mm - $26.6mm (Midpoint: +13% reported, +8% organic)

Q4 2017 Gross Margin	N/A	70.3%

Q4 2017 Operating Income	N/A	$5.7mm - $6.3mm (Midpoint: +53%)

Q4 2017 Earnings Per Diluted Share	N/A	$0.19 - $0.21 (Midpoint: +49%)

2017 Sales	$101.9mm (+14% reported, +8% organic)	$100.6mm - $101.4mm (Midpoint: +13% reported, +7% organic)

2017 Gross Margin	70.0%	70.2%

2017 Operating Income	$21.1mm (+29%)	$20.4mm - $21.0mm (Midpoint: +27%)

2017 Earnings Per Diluted Share	$0.79 (+44%)	$0.83 - $0.85 (Midpoint: +53%)

Quarterly Dividend

On October 24, 2017, the Company’s Board of Directors approved a quarterly dividend of $0.055/share of common stock. The dividend will be paid December 7, 2017 to shareholders of record on November 22, 2017.

Conference Call Reminder

Management will conduct a conference call at 5:00pm ET today to review the Company’s financial results and discuss its business outlook for the remainder of the year. The conference call will be broadcast live over the Internet. Individuals who are interested in listening to the webcast should log on to the Company’s website at www.lemaitre.com/investor. The conference call may also be accessed by dialing 844-239-5284 (+1 512-961-6497 for international callers), using passcode 99745674. For individuals unable to join the live conference call, a replay will be available on the Company’s website.

A reconciliation of GAAP to non-GAAP results is included in the tables attached to this release.

About LeMaitre Vascular

LeMaitre Vascular is a provider of devices, implants and services for the treatment of peripheral vascular disease, a condition that affects more than 200 million people worldwide. The Company develops, manufactures and markets disposable and implantable vascular devices to address the needs of its core customer, the vascular surgeon.

LeMaitre and the LeMaitre Vascular logo are registered trademarks of LeMaitre Vascular, Inc. This press release contains other trademarks and trade names of the Company.

For more information about the Company, please visit http://www.lemaitre.com.

Use of Non-GAAP Financial Measures

LeMaitre Vascular management believes that in order to better understand the Company’s short-term and long-term financial trends, investors may wish to consider certain non-GAAP financial measures as a supplement to financial performance measures prepared in accordance with GAAP. Non-GAAP financial measures are not based on a comprehensive set of accounting rules or principles and do not have standardized meanings. These non-GAAP measures result from facts and circumstances that may vary in frequency and/or impact on continuing operations. Non-GAAP measures should be considered in addition to, and not as a substitute for, financial performance measures in accordance with GAAP. In addition to the description provided below, reconciliation of GAAP to non-GAAP results is provided in the financial statement tables included in this press release.

In this press release, the Company has reported non-GAAP sales growth percentages after adjusting for the impact of foreign currency exchange, business development transactions, and/or other events as well as EBITDA or earnings before interest, taxes, depreciation and amortization. The Company refers to the calculation of non-GAAP sales percentages as “organic.” The Company analyzes non-GAAP sales on a constant currency basis, net of acquisitions and other non-recurring events, and EBITDA to better measure the comparability of results between periods. Because changes in foreign currency exchange rates have a non-operating impact on net sales, and acquisitions, product discontinuations, and other strategic transactions are episodic in nature and are highly variable to the reported sales results, the Company believes that evaluating growth in sales on a constant currency basis net of such transactions provides an additional and meaningful assessment of sales to management. The Company believes that evaluating EBITDA provides an approximation of the cash generating ability of its operations.

Forward-Looking Statements

The Company’s current financial results, as discussed in this release, are preliminary and unaudited, and subject to adjustment. This press release contains forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Statements in this press release regarding the Company’s business that are not historical facts may be “forward-looking statements” that involve risks and uncertainties. Specifically, forward-looking statements in this release include, but are not limited to, statements about the Company’s expectations regarding Q4 2017 and 2017 sales, gross margin, operating income and earnings per share. Forward-looking statements are based on management’s current, preliminary expectations and are subject to risks and uncertainties that could cause actual results to differ from the results expected, including, but not limited to, the risk that the Company may not realize the anticipated benefits of its strategic activities; the risk that assumptions about the market for the Company’s products and the productivity of the Company’s direct sales force and distributors may not be correct; risks related to the integration of acquisition targets; risks related to product demand and market acceptance of the Company’s products and pricing; the risk that a recall of our products could result in significant costs or negative publicity; the risk that the Company is not successful in transitioning to a direct-selling model in new territories; adverse or fluctuating conditions in the general domestic and global economic markets and other risks and uncertainties included under the heading “Risk Factors” in our most recent Annual Report on Form 10-K, as updated by our subsequent filings with the SEC, all of which are available on the Company’s investor relations website at http://www.lemaitre.com and on the SEC’s website at http://www.sec.gov. Undue reliance should not be placed on forward-looking statements, which speak only as of the date they are made. The Company undertakes no obligation to update publicly any forward-looking statements to reflect new information, events, or circumstances after the date they were made, or to reflect the occurrence of unanticipated events.

CONTACT: J.J. Pellegrino, CFO

LeMaitre Vascular

781-425-1691

jjpellegrino@lemaitre.com

LEMAITRE VASCULAR, INC (NASDAQ: LMAT)

CONDENSED CONSOLIDATED BALANCE SHEETS

(amounts in thousands)

	September 30, 2017	December 31, 2016
	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$37,514	$24,288
Accounts receivable, net	13,553	13,191
Inventory	21,095	19,578
Prepaid expenses and other current assets	3,480	1,970

Total current assets	75,642	59,027
Property and equipment, net	11,367	8,012
Goodwill	23,850	23,426
Other intangibles, net	8,669	9,897
Deferred tax assets	1,562	1,399
Other assets	179	163

Total assets	$121,269	$101,924

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$1,617	$1,217
Accrued expenses	8,803	8,804
Acquisition-related obligations	1,690	461

Total current liabilities	12,110	10,482
Deferred tax liabilities	1,948	1,941
Other long-term liabilities	1,098	2,001

Total liabilities	15,156	14,424
Stockholders’ equity
Common stock	207	200
Additional paid-in capital	92,685	85,378
Retained earnings	25,109	15,335
Accumulated other comprehensive loss	(2,280)	(4,583)
Treasury stock	(9,608)	(8,830)

Total stockholders’ equity	106,113	87,500

Total liabilities and stockholders’ equity	$121,269	$101,924

LEMAITRE VASCULAR, INC (NASDAQ: LMAT)

CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

(amounts in thousands, except per share amounts)

(unaudited)

	For the three months ended		For the nine months ended
	September 30, 2017	September 30, 2016	September 30, 2017	September 30, 2016
Net sales	$24,822	$23,216	$74,714	$65,863
Cost of sales	7,245	6,197	22,269	19,121

Gross profit	17,577	17,019	52,445	46,742
Operating expenses:
Sales and marketing	6,201	6,541	19,754	19,353
General and administrative	4,562	3,595	12,857	10,343
Research and development	1,761	1,539	5,053	4,619

Total operating expenses	12,524	11,675	37,664	34,315

Income from operations	5,053	5,344	14,781	12,427
Other income:
Other income (expense), net	20	(37)	(3)	(19)

Income before income taxes	5,073	5,307	14,778	12,408
Provision for income taxes	31	2,078	1,885	4,415

Net income	$5,042	$3,229	$12,893	$7,993

Earnings per share of common stock
Basic	$0.26	$0.17	$0.68	$0.43

Diluted	$0.25	$0.17	$0.65	$0.42

Weighted—average shares outstanding:
Basic	19,124	18,524	18,859	18,423

Diluted	20,147	19,248	19,970	19,103

Cash dividends declared per common share	$0.055	$0.045	$0.165	$0.135

LEMAITRE VASCULAR, INC (NASDAQ: LMAT)

SELECTED NET SALES INFORMATION

(amounts in thousands)

(unaudited)

	For the three months ended				For the nine months ended
	September 30, 2017		September 30, 2016		September 30, 2017		September 30, 2016
	$	%	$	%	$	%	$	%
Net Sales by Geography
Americas	$15,442	62%	$14,528	63%	$46,511	62%	$39,594	60%
International	9,380	38%	8,688	37%	28,203	38%	26,269	40%

Total Net Sales	$24,822	100%	$23,216	100%	$74,714	100%	$65,863	100%

LEMAITRE VASCULAR, INC (NASDAQ: LMAT)

NON-GAAP FINANCIAL MEASURES

(amounts in thousands)

(unaudited)

Reconciliation between GAAP and Non-GAAP sales growth:
For the three months ending September 30, 2017
Net sales as reported	$24,822
Impact of currency exchange rate fluctuations	(327)
Net impact of acquisitions excluding currency	(1,639)

Adjusted net sales		$22,856
For the three months ending September 30, 2016
Net sales as reported	$23,216
Net impact of divestitures excluding currency	—

Adjusted net sales		$23,216

Adjusted net sales decrease for the three months ending September 30, 2017		$(360)	-2%

	Midpoint of Range
Reconciliation between GAAP and Non-GAAP sales growth:
For the three months ending December 31, 2017
Net sales per guidance	$26,240
Impact of currency exchange rate fluctuations	(668)
Net impact of acquisitions excluding currency	(531)

Adjusted net sales		$25,041
For the three months ending December 31, 2016
Net sales as reported	$23,288
Net impact of divestitures excluding currency	—

Adjusted net sales		$23,288

Adjusted net sales increase for the three months ending December 31, 2017		$1,753	8%

Reconciliation between GAAP and Non-GAAP sales growth:	Midpoint of Range
For the year ending December 31, 2017
Net sales per guidance	$100,954
Impact of currency exchange rate fluctuations	(582)
Net impact of acquisitions excluding currency	(5,188)

Adjusted net sales		$95,184
For the year ending December 31, 2016
Net sales as reported	$89,151
Net impact of divestitures excluding currency	—

Adjusted net sales		$89,151

Adjusted net sales increase for the year ending December 31, 2017		$6,033	7%

	For the three months ended		For the nine months ended
	September 30, 2017	September 30, 2016	September 30, 2017	September 30, 2016
Reconciliation between GAAP and Non-GAAP EBITDA
Net income as reported	$5,042	$3,229	$12,893	$7,993
Interest income	(48)	(24)	(100)	(55)
Amortization and depreciation expense	1,004	846	2,966	2,658
Provision for income taxes	31	2,078	1,885	4,415

EBITDA	$6,029	$6,129	$17,644	$15,011

EBITDA percentage increase (decrease)		-2%		18%